UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    October 1, 2003
                                                        ------------------------


                                 DONNKENNY, INC.
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              (Exact name of registrant as specified in its charter


              Delaware                 0-21940             51-0228891
---------------------------------  ----------------- --------------------------
  (State or other jurisdiction of    (Commission          (IRS Employer
           incorporation)            File Number)       Identification No.)


        1411 Broadway
        New York, New York                           10018
 ----------------------------------------        -------------
 (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code       (212)730-7770
                                                   -----------------------------


                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On October 1, 2003, the Registrant acquired certain stated assets of Robyn Meredith, Inc. ("RMI"). The assets that were acquired were the assets of RMI devoted to its women's sportswear business and consisted of inventory of finished goods, raw materials and trim, certain tradenames including the name "Robyn Meredith", open purchase orders and certain equipment that was subject to equipment lease agreements. Registrant intents to continue to use these assets for the manufacture and distribution of women's sportswear.
         The purchase price paid to RMI by Registrant was $4.6 million, of which $3.4 million was delivered at the closing of the transaction and $1.2 million was represented by the delivery of a Promissory Note providing for equal monthly payments over three years without interest. The purchase price was determined by valuing the inventory and through negotiations between the parties as to the balance of the purchase price. The Registrant also took over a lease obligation for facilities in Burlington New Jersey to be used primarily for office space and for some finishing and shipping functions. The Lease for the premises provides for a three year term with monthly rent of $9,400 plus payment of a pro-rata portion of common expenses for the building. The Registrant also entered into a month to month agreement for temporary space in the Burlington New Jersey building providing for a monthly rent of $19,100.
     The  financial   component  of  the   acquisition   was  funded  under  the
Registrant's existing Credit Facility with CIT.
     Prior to the acquisition by Registrant described above, neither the Registrant nor any of its affiliates, directors or officers, nor any associate of any such director or officer, had any relationship with RMI.

Item 5.  Other Events and Regulation FD Disclosure.
         ------------------------------------------

         On October 3, 2003, the Registrant issued a Press Release announcing the acquisition of the Robyn Meredith women's sportswear business by the Registrant.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(a) Financial Statements of business acquired. All required financial statements and pro forma financial information will be filed by amendment to this Report not later than sixty (60) days after the due date of this report.

(b) Pro-forma financial information. All required financial statements and pro forma financial information will be filed by amendment to this Report not later than sixty (60) days after the due date of this report.

(c)           Exhibits

                  99.5 Press Release issued October 3, 2003 announcing the acquisition of the Robyn Meredith women's sportswear business by the Registrant.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 7, 2003
                                                     DONNKENNY, INC.


                                                     By: /s/  Daniel H. Levy
                                                         -----------------------
                                                         Daniel H. Levy
                                                         Chief Executive Officer